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                                                                      EXHIBIT 24
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Form S-8 registration statements of the Oryx Energy Company Long-Term Incentive Plan (File No.
33-25032),   the  Oryx  Energy  Company  Capital  Accumulation  Plan  (File  No.
33-24918), the Oryx Energy Company 1992 Long-Term Incentive Plan (File No. 33-42695) and the Form S-3 registration statements of Oryx Energy Company (File No.'s 33-33361, 33-36799 and 33-45611), of our reports dated February 19, 1994, on our audits of the consolidated financial statements and financial statement schedules of Oryx Energy Company and its Subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included in this Form 10-K.

                                                    COOPERS & LYBRAND

Dallas, Texas
March 11, 1994

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